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                                                                       EXHIBIT 5

                         BROWNE ROSEDALE & LANOUETTE LLP
                         31 St. James Avenue, Suite 830
                           Boston, Massachusetts 02116


                                 July 21, 2004

NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts  01810

         Re:      Amended and Restated 2003 Stock Incentive Plan, as amended

Ladies and Gentlemen:

         We have acted as counsel to NaviSite, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 3,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company, issuable under the Company's above-referenced employee benefit plan (the "Plan").

         We have examined the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings (and written consents in lieu thereof) of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware Constitution, the Delaware General Corporation Law statute, reported judicial decisions interpreting Delaware law and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                                     Very truly yours,

                                     /s/ Browne Rosedale & Lanouette LLP

                                     Browne Rosedale & Lanouette LLP